Exhibit 99.1

Digital Turbine Appoints Barrett Garrison as Chief Financial Officer

Former NetSpend CFO to start September 12

Austin, TX – August 31, 2016 – Digital Turbine, Inc. (Nasdaq: APPS), the company empowering mobile operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, today announced the appointment of Barrett Garrison as Chief Financial Officer effective September 12, 2016 replacing Andrew Schleimer. Mr. Schleimer will onboard Mr. Garrison over the next 30-days.

"Digital Turbine is poised for its next phase of growth. Barrett’s complete end-to-end CFO experience of assisting rapidly growing companies, his strong understanding of technology and execution-focus in the areas of strategic planning, risk management, and corporate governance are the skillsets necessary to continue to scale this business and leverage the tremendous global opportunity before us,” stated Bill Stone, Chief Executive Officer of Digital Turbine. “The timing is now right for an orderly transition. I want to thank Andrew for his many contributions to Digital Turbine over the past two years. He has been a valuable business partner and played an integral part in getting the company to this point in our evolution. I wish him great success in all his future endeavors.”

Garrison brings more than 17 years of accounting and financial experience to the position with a focus on financial reporting, regulatory compliance, internal control and corporate finance activities. He previously served as Vice President and then Chief Financial Officer of NetSpend Corporation, the leading provider of reloadable prepaid debit cards, that was acquired by NYSE-listed TSYS for $1.4 billion in 2013. Before the acquisition, NetSpend went public in 2010 raising $204 million in its IPO. Mr. Garrison played an instrumental operational and financial role scaling the business from $130 million to $440 million in revenue, increasing profitability, taking NetSpend public, and implementing all the public company controls. Subsequent to NetSpend, Mr. Garrison was Chief Financial Officer of Competitor Group, a leading media and event company in the active lifestyle industry company based in San Diego. Mr. Garrison was the Financial Controller of Dell Financial Services, a $2 billion business for Dell Technologies Inc. from 2007 to 2008.

Garrison commented, "Digital Turbine’s unique app delivery software and native app media are gaining momentum in the marketplace, and given my history and experience in emerging technology companies, I am excited to join Digital Turbine at this pivotal stage. I look forward to working with the entire team as we continue on the path of long-term value creation for all of our stakeholders.”

Digital Turbine Appoints Barrett Garrison as CFO

August 31, 2016

About Digital Turbine

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 150 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 30 global operators. The company is headquartered in Austin, Texas with global offices in Durham, Berlin, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit http://www.digitalturbine.com/ or connect with Digital Turbine on Twitter at @DigitalTurbine.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)

•	actual mobile device sales and sell-through where Ignite is deployed is out of our control

•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

Digital Turbine Appoints Barrett Garrison as CFO

August 31, 2016

•	risks associated with fluctuations in the number of Ignite slots across US carrier partners

•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement

•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales

•	the difficulty of extrapolating monthly demand to quarterly demand

•	the challenges, given the Company's comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)

•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger

•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar

•	ability as a smaller Company to manage international operations

•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•	pricing risks associated with potential commoditization of the A&P/Appia Core business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure

•	developing RTB for A&P/Appia Core to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company's limited resources, may not be available in the time or on the terms necessary

•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and

•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Digital Turbine Appoints Barrett Garrison as CFO

August 31, 2016

For more information, contact:

Investor relations contact:

Brian Bartholomew

Digital Turbine

ir@digitalturbine.com

(512) 800-0274

Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

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